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                                                                       EXHIBIT 5



                                 FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                        FIRSTAR CENTER                  SACRAMENTO
DENVER                   777 EAST WISCONSIN AVENUE              SAN DIEGO
JACKSONVILLE          MILWAUKEE, WISCONSIN 53202-5367       SAN FRANCISCO
LOS ANGELES               TELEPHONE (414) 271-2400            TALLAHASSEE
MADISON                   FACSIMILE (414) 297-4900                  TAMPA
MILWAUKEE                                                WASHINGTON, D.C.
ORLANDO                                                   WEST PALM BEACH

                                February 11, 2000

Alliant Energy Resources, Inc.
Alliant Energy Corporation
222 West Washington Avenue
Madison, Wisconsin  53703

Ladies and Gentlemen:


                  We have acted as counsel for Alliant Energy Resources, Inc., a Wisconsin corporation (the "Company"), and Alliant Energy Corporation, a Wisconsin corporation and the parent corporation of the Company (the "Parent Guarantor"), in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 333-92859), including the Prospectus constituting a part thereof (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's new 7 3/8% Senior Notes due 2009 (the "New Senior Notes") for an equal principal amount of the Company's outstanding 7 3/8% Senior Notes due 2009 (the "Existing Senior Notes"). The New Senior Notes will be fully and unconditionally guaranteed (the "New Senior Note Guarantees") by the Parent Guarantor.


                  The Existing Senior Notes were issued, and the New Senior Notes will be issued, pursuant to an Indenture, dated as of November 4, 1999 (the "Indenture"), among the Company, the Parent Guarantor and Firstar Bank, N.A., as Trustee (the "Trustee"), as supplemented and amended by the First Supplemental Indenture, dated as of November 4, 1999 (the "Supplemental Indenture"), among the Company, the Parent Guarantor and the Trustee.

                  In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture and the Supplemental Indenture (included as Exhibits 4.1 and 4.2, respectively, to the Registration Statement); (c) the form of the New Senior Notes and the New Senior Note Guarantees (included as Exhibit 4.3 to the Registration Statement); and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

                  In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

                  Based upon the foregoing, assuming that the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by, and represent the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture and the Supplemental Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The New Senior Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture and the Supplemental Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; and

2. The New Senior Note Guarantees, when duly executed and delivered by or on behalf of the Parent Guarantor in the form contemplated by the Indenture and the Supplemental Indenture upon the terms set forth in the Exchange Offer, will be legally issued and valid and binding obligations of the Parent Guarantor enforceable in accordance with their terms;

except, in each case, (a) as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors' rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the New Senior Notes or the New Note Senior Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                                     Very truly yours,

                                                     /s/      Foley & Lardner

                                                     FOLEY & LARDNER